IVR PLATFORM SERVICE AGREEMENT

                                     BETWEEN

                            TELUS COMMUNICATIONS INC.

                                       AND

                           REVERE COMMUNICATIONS INC.


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THIS AGREEMENT made this 16th day of June, 1998 (the "Effective Date").

Between:

                           TELUS COMMUNICATIONS INC.,
                    a duly incorporated business corporation
                 carrying on business in the Province of Alberta
                                    ("TELUS")

                                       And

                           Revere Communications Inc.,
                    a duly incorporated business corporation
                 carrying on business in the Province of Alberta
                                   ("Revere")


Whereas TELUS is a provider of telecommunications network services, and is also a supplier of prepaid long-distance calling cards;

And whereas Revere is a provider of interactive voice response services, also refered to as IVR services, and is also a supplier of prepaid long-distance calling cards;

And whereas Revere has agreed to use TELUS' telecommunications network services as the network upon which Revere's IVR platform will operate;

And whereas TELUS and Revere intend to collaborate with one another with respect
to  the  production,   sales  and  distribution  of  their  respective   prepaid
long-distance calling cards;

And whereas TELUS wishes to acquire certain IVR services from Revere and Revere is willing to provide such IVR services upon the terms and conditions set out in this Agreement.


NOW THEREFORE, IN CONSIDERATION OF THE COVENANTS CONTAINED HEREIN, THE PARTIES AGREE AS FOLLOWS:

                                    ARTICLE 1
                                 INTERPRETATION

Definitions

1.1 The definitions set out below shall govern the meaning of the terms defined therein when used in this Agreement unless there is something in the subject matter or context patently inconsistent therewith.

         "Access Minutes" means total inbound minutes starting from the time a caller is connected to the IVR Platform to completion of the call.

         "Business Day" means any day except a statutory holiday observed in the Province of Alberta or a Saturday or a Sunday.

         "Card Sponsor" is a person or business that sets out the specifics of a Prepaid Card Program and signs the order form. This can include TELUS, Revere or any business or individual contracting Revere to establish a Prepaid Card Program.

         "Confidential Information" means any data or information that is of value to the disclosing Party, is not generally known in the industry or to competitors of that Party, and is identified as being confidential at the time of disclosure.

         Confidential Information includes, but is not limited to:

          a. technical, financial and business information and models, information relevant to the current or proposed business plans of the disclosing Party, reports, market projections, analyses, work papers, comparisons, studies, or other documents which contain such information;

         b. Confidential Information disclosed either directly, in oral or tangible form, or indirectly, by permitting the receiving Party or its employees to observe various operations or processes conducted by the disclosing Party;

         c. Confidential Information of the disclosing Party's parent, affiliates, employees or agents; or

         d. any material or documents prepared by the receiving Party that is based on or contains any Confidential Information disclosed by the disclosing Party.


         Confidential Information does not include information that:

         a. becomes available in the public domain through no act of the receiving Party;

         b. is disclosed in good faith to the receiving Party by a third Party having legitimate possession and the right to make such disclosures;

         c. was already known by the receiving Party without any obligation of confidence prior to disclosure; or

         d. was developed independently by the receiving Party prior to disclosure of any of the disclosing Party's Confidential Information, or by employees of the receiving Party who have not had access to the Disclosing Party's Confidential Information.

         "Continental North America" includes mainland North America and Hawaii and does not include a U.S. Posession, a U.S. Territory or the Caribbean.

         "Conversational Minutes" means (inbound minutes + outbound minutes)/2.

         "End User" for the purposes of Customer Service (as described in Schedule A, Exhibit A), is the person using a Prepaid Phone Card to make a long distance phone call. The End User can also be termed Caller, Customer or Card Holder.

         "IP Right" is defined as any patent, copyright, trade secret, trade name, trademark, or any other proprietary right of any third Party enforceable in Canada or elsewhere.

         "IVR" means Interactive Voice Response.

         "Major Breach" means on the part of Revere, the repetitive occurence of a Major Deviation; on the part of TELUS, non payment beyond (30) days after an undisputed amount becomes due under this Agreement; on the part of either of the parties: breach of the exclusivity or confidentiality provisions as found hereunder, as well as any material breach of the terms and conditions of this Agreement.

         "Major Deviation" means the occurrence of one (1) or more of the following events:

         (a)      Revere is assessed 50 credit points in a single month; or

         (b) The cumulative credit points assessed by TELUS exceeds 150 points in any six (6) month period.

         "Prepaid Card Program" refers to the design of the physical prepaid phone card, its associated IVR applications and, where appropriate, its distribution network.

         "Prepaid Phone Card" means a TELUS branded or TELUS co-branded prepaid phone card with a predetermined monetary limit that allow customers to place station to station message toll calls through a 800/888 access number using IVR services. This Agreement is limited to opportunities related to the provision of prepaid phone card services using inbound and outbound toll (TELUS) on an external (Revere) platform.

         "Service Availability" is calculated as:

         Service Availability (%) =
         100 - [100 x (Duration of Unplanned Outages)] / (24Hr/Day x 60 Min./Hr x Number of Days in the Month)

         Where:  (a)  "Duration"  is measured in minutes from the time a caller is connected to the IVR platform to
                      the time a caller terminates the call.
                  (b) "Duration Unplanned Outages" is the sum of the duration of unplanned service outages less outages directly attributable to TELUS. The duration is measured from the time of the occurrence of the outage until the outage has been corrected and the Services are re-established.

         "Service Levels" ean the service levels as described in Schedule "D".

         "Service Level Credits" mean credits which are assessed when the Services fall below Service Levels in accordance with Schedule "E".

         "Service" refers to the Prepaid Phone Card services to be provided by Revere to TELUS under this Agreement, as described in Schedule "A".

         "7X24" means 7 days per week, 24 hours per day.

         "Termination  Transition  Plan" means the transition plan referenced in
         Article 12 of this Agreement.

Accounting Terms

1.2 Unless and to the extent otherwise expressly agreed in writing, Revere is responsible for the costs it incurs in the performance of its obligations under this Agreement. All accounting terms not specifically defined herein shall be construed in accordance with Generally Accepted Accounting Principles.

Currency

1.3 All references to currency are deemed to mean lawful money of Canada unless expressed to be in some other currency.

Incorporation of Schedules and Appendix

1.4 The following Schedules annexed hereto, are incorporated in and form a part of this Agreement:

                               Schedule "A" Service Description Schedule "B" Fee Schedule Schedule "C" Invoicing and Payment Schedule "D" Service Performance and Measurement Schedule "E" Service Level Credits Schedule "F" Change Order Process

         Any references to this Agreement shall mean this Agreement and all Schedules thereto. In the event of a conflict or inconsistency between the terms and conditions of a Schedule and the terms and conditions of this Agreement, without its Schedules, the terms and conditions of the latter shall prevail.

Singular, Plural, Gender and Person

1.5 Wherever in this Agreement the context so requires, the singular number shall include the plural number and vice versa and any gender herein used shall be deemed to include the feminine, masculine, or neuter gender and "person" shall mean an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, or other entity or a government or any agency, department or instrumentality thereof and vice versa.

Headings

1.6 The division of this Agreement into Articles and the insertion of recitals and headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

Agreement

1.7 The terms "hereof", "hereto", "herein", "hereunder" and similar expressions refer to this Agreement and not to any particular Article or other portion thereof and include any agreement supplemental hereto.

Severability

1.8 Each provision of this Agreement is intended to be severable and if any provision is determined by a court of competent jurisdiction to be illegal or invalid or unenforceable for any reason whatsoever, such provision shall be severed from this Agreement and shall not affect the legality or validity or enforceability of the remainder of this Agreement or any other provision hereof.

Governing Law

1.9 This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the Province of Alberta and the laws of Canada applicable therein. The Courts of the Province of Alberta shall have exclusive jurisdiction over all matters arising in relation to this Agreement that are not subject to the dispute resolution provisions contained herein and each Party submits to the jurisdiction of the Courts of the Province of Alberta.

Time of the Essence

1.10     Time is of the essence in this Agreement.

Date for Any Action

1.11 In the event that any date on which any action is required to be taken hereunder by any of the parties is not a Business Day, such action shall be required to be taken on the next succeeding day which is a Business Day unless otherwise provided in this Agreement.

Financial Responsibility

1.12 Financial responsibility relating to a particular function lies with Revere who has the responsibility of performing that function unless otherwise indicated in this Agreement.

Exercise of Discretion

1.13 Whenever any Party is entitled to act in its discretion under this Agreement, such Party shall act reasonably and not arbitrarily in exercising such discretion, except where expressly specified otherwise.

                                    ARTICLE 2
                                    SERVICES


2.1 Commencing the Effective Date, Revere shall provide the Services, set out in Schedule "A" hereto, to TELUS in accordance with the terms and conditions of this Agreement.

2.2 The Services shall at all times conform to the details, specifications, implementation, delivery schedules and performance standards described in Schedule "D" attached hereto.

2.3 Either Party may request a change to the Services in accordance with the change order process set out in Schedule "F".


                                    ARTICLE 3
                        TERM AND TERMINATION OF AGREEMENT


3.1 This Agreement shall be deemed to come into force on the Effective Date for a term of (1) year. This Agreement shall automatically renew itself on the same terms and condition for (2) successive terms of (1) year each, unless either Party serves notice to the contrary upon the other not less than (60) days prior to the end of the term then expiring.

3.2 Either Party may terminate this Agreement without cause at any time upon (60) days written notice.

3.3 TELUS may terminate this Agreement, upon (30) days written notice, in the event that the Stentor Revenue Settlement Rules change.

3.4 Either Party may terminate this Agreement, immediately upon written notice, in the event of a change in corporate control of the other Party.

3.5 Either Party may terminate this Agreement immediately upon an occurrence of any of the following:

     (a)  a Major  Breach  by the other  Party;

     (b)  the other Party becoming insolvent or bankrupt;

     (c)  the other Party making an assignment for the benefit of creditors;

     (d)  the other Party appointing a receiver or trustee in bankruptcy; or

     (e) upon any proceeding in bankruptcy, receivership or liquidation being instituted against a Party and continuing for thirty (30) days without being dismissed.

Such termination shall be without prejudice to any right or remedy which the terminating Party may have at law or in equity.

3.6 In the event that this Agreement is terminated pursuant to the provisions of Article 3, the right to all TELUS toll and account identifier numbers and PINS for TELUS contracts shall revert to TELUS.

3.7 The termination of this Agreement shall not have the effect of affecting or voiding any accounts or claims in respect of Service provided and obligations accrued prior to the effective date of termination and such obligations shall survive in accordance with
         Article 12.

                                    ARTICLE 4
                                PRICE AND PAYMENT

4.1 TELUS shall pay Revere for the Services the amounts set out in Schedule "B" within 30 days of receiving Revere's related invoice, subject to TELUS validation. Revere's invoices will be issued monthly, in arrears.

4.2 A late payment charge at the compound rate of 1.5% per month (19.56% a year) shall be assessed on all amounts in excess of $50.00 when payment of an invoice has not been received within the time period for payment of the invoice.

4.3 In the event that TELUS disputes an invoice, TELUS may withhold the disputed amount pending resolution of the dispute. Revere may levy interest charges of 10% per annum on any payments which are witheld provided that such interest shall only be payable if the disputed is resolved in favour of Revere.

4.4 The charges described in Schedule "B" are, except as otherwise provided in Schedule "B", exclusive of all taxes.


                                    ARTICLE 5
                                PREFERRED STATUS

5.1 Revere shall use ** trunking and connectivity and network services in connection with the Services provided under this Agreement.

5.2 All of the prices, terms, conditions, warranties and benefits (collectively, "the Contract Terms") granted by Revere to TELUS under this Agreement shall be as of the Effective Date and, thereafter, for the remainder of the Term, in all material respects as favorable as the Contract Terms offered by Revere to any other customer taking into account all the circumstances of this transaction including volumes, operating conditions and the duration of this Agreement. Revere shall cooperate with TELUS to periodically verify the foregoing.

5.3 Revere shall be TELUS' preferred vendor for IVR Platform services. The term "preferred vendor" shall mean that where cost and business rationale justify, TELUS shall provide Revere with the opportunity to propose an arrangement for the provision of IVR Platform services for TELUS Prepaid Phone Cards. Negotiations with respect to use of the Revere IVR Platform services in such circumstances shall proceed on a case by case basis, based on sound business rationale, operating efficiencies and cost.


(**Represents redacted material made pursuant to a confidential treatment request)

                                    ARTICLE 6
                               DISPUTE RESOLUTION


6.1 If during the term of this Agreement, either Party has cause to believe that the other Party is not fulfilling its obligations under the terms of this Agreement or a Party raises a dispute relating to the validity, construction, meaning, performance or effect of this Agreement or the rights and obligations of the parties or any matter arising out of or connected with this Agreement, then the dissatisfied Party shall give written notice to the other Party of its objections and the reasons therefor. The Management Committee shall attempt to reach a mutual agreement to overcome the objections within (30) days of notification of dispute.

6.2 Except as provided elsewhere in this Agreement, any controversy, dispute, or claim that is of a fundamental nature in relation to this Agreement (including the question whether any particular matter is arbitrable hereunder) which cannot be resolved in the manner set forth in 6.1, shall, at the written request of one Party to the other not less than sixty (60) days in advance of submittal to arbitration, be submitted to arbitration in accordance with the Arbitration Act, S.A. 1991, c.43.1 or any statutory modification or re-enactment thereof, (the "Act"). The arbitrator shall sit in Calgary, Alberta.

6.3 TELUS and Revere shall continue the performance of their respective obligations during the resolution of any dispute or disagreement, including during any period of arbitration, unless and until this Agreement is terminated or expires in accordance with its terms and conditions. The determination resulting from the arbitration process shall be non-binding upon the parties to the arbitration.

6.4      Each Party shall bear their own costs for arbitration.

6.5 Notwithstanding anything else in this sub-article, where the arbitrator conducts a hearing or otherwise receives evidence from a Party to the arbitration or their respective employees, agents, consultants or advisors ("Advisors"), such evidence shall be treated as Confidential Information of the Party on whose behalf the evidence is presented and the Advisors shall enter into a form of non-disclosure agreement in a form acceptable to the disclosing Party as a precondition to receiving, reviewing or auditing any Confidential Information of the disclosing Party in the arbitration.

6.6 If a Party desires a remedy that an arbitrator is unable by law to provide, that matter shall be excluded from arbitration. The following additional matters shall also be excluded from arbitration:

     (a)  a decision by either Party to terminate this Agreement;

     (b)  any law suit involving third parties;

     (c) intellectual property claims whether initiated by third parties or by the Parties to this Agreement; or

     (d) any actions arising from an alleged breach the provisions of this Agreement relating to Confidential Information.


                                    ARTICLE 7
                              MANAGEMENT COMMITTEE


7.1 TELUS and Revere agree that a management committee (the "Management Committee") composed of an equal number of representatives from TELUS and Revere shall be formed to monitor and administer the performance of each Party's respective obligations under this Agreement.

7.2      The Management Committee will:

     (a)  have equal decision making abilities;

     (b) provide and review complete reporting of activities and results on an ongoing basis for the term of this Agreement;

     (c)  identify and develop further common areas,  interests and initiatives;
          and

     (d)  engage in such other  activities as may be required to facilitate  the
          performance  of  each  Party's   respective   obligations  under  this
          Agreement.

7.3 Decisions of the Management Committee will be made through a process of discussion and consensus.

7.4 Each Party shall bear their own costs in respect of the Management Committee and its activities.

                                    ARTICLE 8
                            CONFIDENTIAL INFORMATION


8.1 Subject to this Article 8, each Party agrees to preserve in confidence and secrecy all Confidential Information of the other Party, and will not use same for its own purposes except for the sole purpose of fulfilling its obligations under this Agreement and will not reveal the content or existence of such Confidential Information to persons not authorized in writing by such other Party to receive the same and will take all reasonable security precautions necessary to prevent unauthorized parties from obtaining such Confidential Information. The recipient of the Confidential Information agrees to use the same care and discretion to avoid disclosure, publication or dissemination of Confidential Information as it uses with its own similar information that it does not wish to disclose, publish or disseminate, and in any event, shall exercise a reasonable degree of care with respect to Confidential Information provided by the other Party. Notwithstanding the foregoing, a Party may disclose such information to any of its agents, subcontractors and affiliates involved in the performance of a Party's obligations under this Agreement, with the prior written consent of the other Party, such consent not to be unreasonably withheld, if such disclosure is necessary to permit the agent, subcontractor or affiliate to perform its duties hereunder provided that: (i) any disclosure to such agents, subcontractors and affiliates shall be under terms and conditions identical to those provided herein; and (ii) the said disclosing Party shall take all necessary action to ensure compliance with such terms and conditions by any such agent, subcontractor or affiliate; and (iii) the said disclosing Party shall assume responsibility for any unauthorized disclosure of Confidential Information by such agent, subcontractor or affiliate. Notwithstanding any other revision of this Agreement, this Article 8 shall survive termination of this Agreement.

8.2 Neither Party will make nor permit to be made any copies, abstracts or summaries of any of the other Party's Confidential Information or use any such Confidential Information except in pursuance of its obligations under this Agreement and for the sole use and account of such other Party.

8.3      The obligations in Article 8 shall not apply to:

     (a) Confidential Information that has been published or has otherwise entered the public domain without a breach of this Agreement,

     (b)  Confidential  Information  that is  acquired  from third  parties on a
          non-confidential   basis   who  did  not   have   an   obligation   of
          confidentiality owing to the disclosing Party for the information,

     (c) information that was already in the receiving Party's possession or was known to the receiving Party before that Party received the
              Confidential Information, or

     (d) information that is independently developed by the receiving Party without the use of the Confidential Information.

The burden of proof in respect of any exception in Article 8.3 shall be upon the Party seeking to rely on the exception.

8.4  It is not a breach of this Agreement to:

     (a) disclose Confidential Information that is required to be disclosed by law, judicial or arbitration process or by governmental authorities so long as the receiving Party provides the disclosing Party with reasonable prior notice of such requirement in order to permit the disclosing Party to interpose an objection or seek an appropriate order to prevent or limit disclosure, or

     (b) disclose Confidential Information that has been disclosed by the receiving Party with the prior written consent of the disclosing Party.

8.5 The receiving Party pursuant to this Article 8 acknowledges that, in the event of breach of this Agreement by it or by its agents, the other Party shall be irreparably harmed and shall be entitled to equitable relief, including injunction, in addition to any right at law to damages (including reasonable legal and other expenses) in respect of any harm arising from such breach.

8.6 The receiving Party pursuant to this Article 8 acknowledges that no license is hereby granted directly or indirectly under any patent, trade secret, trademark or copyright now held by, or which may be obtained by or which is or may be licensable by the disclosing Party with respect to Confidential Information. Unless expressly provided herein, this Agreement shall not be construed as granting or conferring any rights by license or otherwise, express or implied, for any invention, discovery or improvement made, conceived or acquired prior to or after the Effective Date.

8.7 This Agreement shall be considered Confidential Information for the purposes of this Article 8.

                                    ARTICLE 9
                                    SECURITY

9.1 TELUS shall have the right, subject to Revere's reasonable access security requirements, to make visits to any Revere facilities related to the Services, including without limitation call centres and the IVR platform location, to review security measures respecting Service data, and if deficiencies are identified by TELUS, additional security practices shall be implemented. Revere shall cooperate with TELUS in identifying, tracking and closing security exposures.

9.2 Revere will keep, in accordance with Generally Accepted Accounting Principles, books, statements, accounts and records pertaining to this Agreement. Revere shall preserve all books, statements, accounts and records for a period of seven (7) years following the expiration or termination of this Agreement.

9.3 TELUS shall have the right to appoint an auditor or auditors, who may or may not be employees of TELUS, who shall have access, at all reasonable times, subject to signing a reasonable and appropriate confidentiality agreement, to the books, statements, accounts and records of Revere relating to this Agreement. Such access shall be for the purposes of determining Revere's compliance with all the terms of this Agreement, and for verification of all reimbursable costs and other charges payable under this Agreement.

9.4 Revere shall follow such reasonable operational security procedures as TELUS may from time to time direct in writing. Revere may request TELUS' consent to vary from these standards as reasonably required by Revere, which consent shall not be unreasonably withheld.

9.5 Revere shall comply with the Canadian Standards Association Model Code for the Protection of Personal Information dated December 1994 (Rev 94 12 15).

                                   ARTICLE 10
                REPRESENTATIONS, WARRANTIES, LIABILITY, INDEMNITY


10.1 In addition to the representations, warranties and liabilities set forth elsewhere in this Agreement, Revere represents and warrants the following:

     (a)  the Service shall:

          (i)   comply with this Agreement;

          (ii)  be performed in a safe and environmentally sound manner;

          (iii) be performed by competent and skilled personnel; and

          (iv)  be of  the  highest  professional  quality  and  all  reports,
                recommendations   and   conclusions   shall  be   prepared  in
                accordance with the highest professional standards;

     (b) the Services, before, during or after the calendar year 2000, includes or shall include, at no added cost to TELUS, design and performance functionality so the Services shall not experience abnormally ending and/or invalid and/or incorrect results. The Services shall be designed to ensure year 2000 compatibility and shall be capable of and perform date data century recognition, calculations that accommodate same century and multicentury formulas and date values, and date data interface values that reflect the century;

     (c) where applicable, Revere warrants that it and its employees are in good standing with their professional association or body governing such profession including the payment of all required dues and insurance levies;

     (d)  it shall utilize all reasonable best efforts to:

          (i) rectify any fault in the system which has caused, or which Revere reasonably believes will cause, a failure to meet the Service Levels;

          (ii) reconstruct, at Revere's own cost, data lost or destroyed due to Revere's negligent acts or omissions, or any fault of the system; and

          (iii) rectify any fault in the hardware which has delayed or which Revere has reason to believe will delay, the availability of the Service;

     (e)  Revere has the right to enter into this  Agreement  and perform all of its obligations hereunder and this Agreement and all Services provisioned by Revere hereunder do not violate the laws or regulations of Canada or any other applicable jurisdiction;

     (f) Revere shall notify TELUS as soon as possible (and in no event later than the time periods specified in Schedule "D") of:

          (i)  situations which will impact the Service;

          (ii) any situation which materially affects the ability of customer to access the Service; or

          (iii)any material defects in workmanship, errors, or omissions in the Service;

     (g) that neither Revere nor Revere's personnel shall damage or destroy any of TELUS' or a Customer's property or systems;

     (h)  that **; and

     (i) if additional hardware or software is required to be added to the system to enable Revere to provide the Service in accordance with the requirements of this Agreement, Revere shall, at its own cost, acquire or license, as applicable, and install such software or hardware.

10.2 Revere shall indemnify, defend, at its own expense, any action or claim by a third Party against TELUS that the Services or any component part thereof it infringes any IP Right and shall pay any settlement or judgment to the extent it is based on such a claim or action provided that TELUS shall promptly notify Revere of any alleged infringement of such a IP right and TELUS shall provide Revere, at Revere's expense, all reasonable assistance in the conduct of the defense. Revere shall be bound by and shall pay the amount of any settlement, compromise, final determination or judgment reached while Revere has the conduct of such a defense. Revere shall indemnify TELUS against any loss, costs, expense (including legal fees on a solicitor and own client basis) and liabilities for which TELUS is responsible pursuant to such third Party claim.

10.3 In the event that any component of the Services, in Revere's opinion, might lead to or does become the subject of a claim of infringement or violation of an IP right, Revere shall, at its expense, procure for TELUS the right to continue using the offending component of the Services, or modify it to become non-infringing; provided that the Services shall still meet or exceed the Service Performance standards set out in Schedule "D" and, without diminishing Revere's obligations under the foregoing Article 10.2.

10.4 Neither TELUS nor Revere shall be liable to the other in connection with any single event or series of related events for:

     (a) any special, incidental, indirect or consequential loss or damage of any kind whatsoever including any third Party claims, even if a Party knew or ought to have known of the possibility of the losses, damages or third Party claims, and whether or not the third Party claim is made in contract or in tort, including negligence, arising out of the delayed performance, performance or non-performance of any of its rights or obligations under this Agreement;

     (b) subject to Article 10.4(a), any damages, in the aggregate exceeding the amount paid by TELUS to Revere under this Agreement in the three


(**Represents redacted material made pursuant to a confidential treatment request)

          (3) months preceding the event that caused the damages or is the subject of the claim, except that the foregoing limitations of liability, including the general limitation of liability set out in
          Article  10.4(a) shall not apply to the following:

          (i) claims made by third parties where the claim results in a finding of joint and several liability but only to the extent that any Party is required, due to its joint liability, to pay damages (regardless of the type or amount) which are the legal responsibility of one or more of the other parties;

          (ii) breach  of  the   provisions  of  this   Agreement   relating  to
               Confidential Information;

          (iii)claims for personal injury or death or damage to real property or tangible personal property to the extent caused by the other Party's negligence or willful misconduct under this Agreement;

          (iv) claims where a Party is required to pay damages (regardless of the type or amount) to a third Party due to the infringement of an IP Right, including without limitation, an accounting for profits; and

          (v) losses or damages to the extent that they are recoverable under any insurance policy or arrangement.

10.5 The terms of this Article 10, including all disclaimers and limitations herein, shall apply regardless of the nature of the cause of action, demand, or action including but not limited to breach of contract, negligence, tort, patent/intellectual property infringement or any other legal theory and shall survive a fundamental breach or breaches and/or failure of the essential purpose of this Agreement, or of any remedy contained herein. Only an authorized officer of each Party may make modifications to this Article 10 or make additional warranties binding on a Party. Such modifications or additional warranties must be in writing.


                                   ARTICLE 11
                              SERVICE LEVEL CREDITS


11.1 Service Level Credits will be assessed and applied as described in Schedule "E". If Service Levels are at an unacceptable level, a Major Breach will be deemed to have occurred.

                                   ARTICLE 12
                   ORDERLY TRANSITION ON TERMINATION OR EXPIRY


12.1 If this Agreement is terminated prior to the expiry of the Term for any reason other than a Major Breach by one of the Parties or, if as a result of a Major Breach by one of the Parties, then at the option of the Party which has not committed the Major Breach:

     (a) TELUS and Revere shall continue to carry out their obligations pursuant to this Agreement during the Termination Transition Period;

     (b) TELUS and Revere shall jointly prepare a Termination Transition Plan within 60 days from the notice of termination;

     (c) TELUS shall be responsible for payment for Service during the Termination Transition Period in accordance with this Agreement unless otherwise mutually agreed;

     (d) Revere shall be responsible for the cost of copying and moving software and data files;

     (e) each of TELUS and Revere shall carry out their respective obligations as described in the Termination Transition Plan;

     (f) within thirty (30) days of the tabling of the Termination Transition Plan, the Party initiating termination may decide not to proceed with termination;

     (g) each Party shall utilize reasonable efforts to minimize the costs associated with the Termination Transition Plan; and

     (h) each Party shall provide reasonable assistance to the other Party at no additional cost during the Termination Transition Period, unless specifically provided for elsewhere in this Agreement.

12.2 If this Agreement is terminated because of a Major Breach by TELUS, then TELUS shall be responsible for reasonable incremental costs incurred by Revere related to the provisions under Article 12.1.

12.3 If this Agreement is terminated because of a Major Breach by Revere, then Revere shall be responsible for reasonable incremental costs incurred by TELUS related to the provisions under Article 12.1.

12.4 Notwithstanding anything to the contrary contained in this Agreement respecting dispute resolution, either Party may compel the other to fulfill its obligations set forth in this Article 12 through injunctive relief, it being acknowledged and agreed by both parties that specific performance is an appropriate remedy.

12.5 The rights and remedies of the parties as set forth in this Article 12 are in addition to and do not preclude the parties in any way from exercising such other or alternative rights and remedies as are available to the parties at law.

                                   ARTICLE 13
                                   INSURANCE


13.1 Revere shall, without limiting its obligations for liability under this Agreement, at its own expense, obtain and maintain in full force and effect, throughout the entire term of this Agreement, the following insurance coverage in a form acceptable to TELUS and with a reputable insurance company:

     (a) Comprehensive General Liability Insurance in an amount not less than five million dollars ($5,000,000.00) inclusive per occurrence against liability for bodily injury, personal injury, death and property damage including loss of use; and, without restricting the generality of the foregoing provisions of this Article 13.1, such coverage shall include Contractual Liability, Tortious Liability, Contractor's Protective Liability, Products and Completed Operations and Contingent Employer's Liability. TELUS, its officers, employees, servants and agents shall be named as additional insureds in respect of the Services and such insurance shall also insure all subcontractors and anyone employed directly or indirectly by Revere or its subcontractors to perform a part or parts of the Services under this Agreement; and

     (b) Employer's Liability Insurance covering each employee engaged in the execution of the work to the extent that such employee is not covered by Workers' Compensation.

13.2 Insurance policies provided pursuant to this Article 13 shall be in accordance with the following terms and conditions:

     (a) property and equipment insurance policies maintained by Revere shall include a waiver of subrogation in favour of TELUS;

     (b) insurance policies shall contain a provision obligating the insurer to give TELUS thirty (30) days advance written notice of cancellation or of any material changes to this Agreement; and

     (c) the Comprehensive General Liability insurance policy shall contain a cross-liability clause.

13.3 Revere shall have the insurance required in full force and effect prior to execution of this Agreement and prior to the commencement of the provision of Services and shall, on demand, and at such times as TELUS may reasonably request, provide TELUS with evidence of all insurance in the form of certificates.

                                   ARTICLE 14
                                     GENERAL


14.1 Neither this Agreement nor any rights hereunder may be assigned by either Party without the prior written consent of the other Party, which will not unreasonably be withheld, except that TELUS may assign this Agreement to an affiliate without the necessity of consent.

14.2 Revere shall not subcontract the delivery of all or part of the Services of this Agreement to any other Party without the prior written consent of TELUS. The approval by TELUS of a subcontractor shall not relieve Revere of its obligations under this Agreement. Each subcontractor will be bound by all the terms and conditions of this Agreement and do all such things as fully and effectively as if it were named as a Party to the Agreement in the place and stead of Revere. Nothing will relieve Revere from any liability to TELUS arising as a consequence of a default by the subcontractors in the provision of the Services as required by this Agreement.

14.3 Neither Party shall be liable or deemed to be in default for any delay or failure in performance under this Agreement or interruption of service resulting directly or indirectly from Acts of God, civil or military authority, acts of a public enemy, war, riot, civil disturbance, fire, explosion, earthquake, flood, strike, lockout, labor disturbance, or any other cause beyond the reasonable control of such Party. In any such event, the Party responsible for performance of an obligation will be excused from the performance of such obligation affected by such event for as long as such circumstances prevail and such Party continues to use reasonable efforts to recommence performance without further delay.

14.4 It is agreed that neither Party shall make public statements or issue publicity or media releases with regard to this Agreement, the contents of this Agreement or the relationship between the parties without the prior written approval of the other Party, such approval not to be unreasonably withheld or delayed.

14.5 Each Party, with respect to the subject matter of this Agreement, shall:

          (i)conduct business in a manner that reflects favourably at all times on the good name, goodwill and reputation of the other Party; and

          (ii) not make any warranty or representation to anyone that would give the recipient any claim or right of action against any other Party.

14.6 All notices, requests, demands or communications required or permitted hereunder shall be in writing, delivered personally or by courier, certified or registered mail to the respective addresses as set forth below (or at such other addresses as shall be given in writing by either Party to the other). All notices, requests, demands or communications shall be deemed to have been given upon personal delivery or when received if sent by certified or registered mail.

         If to TELUS, at :     TELUS Communications Inc.
                               Floor 26
                               411 - 1st Street, S.E.
                               Calgary, Alberta  T2G 4Y5
                               Attention :  Vice President - Card, Operator &
                               Payphone Services

         If to Revere, at :    Revere Communications Inc.
                               Suite 1160, 1122 - 4th Street, S.W.
                               Calgary, Alberta  T2R 1M1
                               Attention :  President

14.7 The parties shall with reasonable diligence hold all meetings, perform all acts, execute and deliver all documents and instruments, do all such things and provide all such reasonable assurances as may be reasonably necessary or desirable to give effect to the provisions of this Agreement.

14.8 This Agreement may not be amended except by written instrument signed by all of the parties. No indulgence or forbearance by any Party hereunder shall be deemed to constitute a waiver of its rights to insist of performance in full and in a timely manner of all covenants of each of the other parties hereunder and any such waiver, in order to be binding upon a Party, must be express and in writing and signed by such Party and then such waiver shall be effective only in the specific instance and for the purpose for which it was given. No waiver of any term, covenant or condition by any Party shall be deemed to be a waiver by such Party of its rights to require full and timely compliance with the same term, covenant or condition thereafter, or with any other term, covenant or condition of this Agreement at any time.

14.9 The terms of this Agreement which, by their nature, extend beyond the Term of this Agreement shall survive any termination or expiration .

14.10 Nothing in this Agreement shall be construed as establishing a partnership, joint venture, or employer-employee or principal and agent relationship between Revere and TELUS. Each Party hereto is independent and may not, at any time or in any manner whatsoever, bind or oblige the other Party except as may be expressly provided in this Agreement.

14.11 This Agreement constitutes the entire understanding of the parties and replaces and supersedes all prior or contemporaneous written and oral agreements with regard to the subject matter hereof. This Agreement may not be modified or amended except by written documentation signed by both parties.

14.12 This Agreement may be executed in counterparts, each of which shall be deemed to be an original as against any Party whose signature appears thereon, and all of which together shall constitute one and the same Agreement.

IN WITNESS WHEREOF the parties have executed this Agreement as of the date herein above first written.


TELUS COMMUNICATIONS INC.

Per :
-----------------------------
Print Name
-----------------------------
Title
-----------------------------
Date


REVERE COMMUNICATIONS INC.

Per :
-----------------------------
Print Name
-----------------------------
Title

Per :
-----------------------------
Print Name
-----------------------------
Title
-----------------------------
Date

Exhibit A

[OBJECT OMITTED]

-------------------------------------------------------------------------------

Technical Process


         Technical Dept Hierarchy                                      2

         Maintenance                                                   2
                  Data Backup
                  Scheduled Downtime

         Provisioning                                                  3
                  Provisioning Process
                  Creating PINs
                  Developing Custom Programs
                  Custom Voice Prompts
                  Project Tracking

         Capacity Measurement and Critical Capacity                    5

         Customer Service                                              5
                  Troubleshooting - Escalation Procedure
                  Troubleshooting - CSR Question Line
                  Call List

         Technical Staff                                               7
                  Technical Skills Required
                  Job Description

         Reporting                                                     8
                  Billing Reporting
                  Daily Logs
                  Reporting Process


                        Technical Policies and Procedures
        Revision Date: April 28, 1998 and supercedes previous Technical
                               Policies/Procedures
                    MATERIAL CONTAINED HEREIN IS CONFIDENTIAL
                            Document I.D. :TECHA0001

Technical Department Hierarchy

                                  CEO/President
                                   Accounting
                                       /
                               Vice President of
                            Research and Development
                                       /
                                Technical Group
                                       /
                               Customer Services

This organizational chart specifies the reporting and authority process for the technical department. As of the Effective Date, the Vice President of Research and Development is Randall Walrond.

Maintenance

Data Backup

The switch server has a Raid Level 5 - 5 drive array (3 live drives and 2 hot spares) and will be using SQL Server 6.5 database software with replication to maintain a complete mirror of all switch database devices in the Vancouver area. Data will be consistent within 45 minutes.

Further, the switch server will have a Ditto Max 7 Gig tape back up unit using ArcServe Backup software to perform a full backup on a daily basis with tapes running in a 15 day rotation. The switch server will automatically e-mail via SMTP services running on the primary domain controller all log files from the previous day.

Scheduled Downtime

The switch server to be rebooted every 90 days from a proper shutdown then cold start with the down time occurring at 2 am PST (3 am MST).

Site Review

Regular site visits will occur on a weekly basis and are scheduled for Friday afternoon by regular duty staff.


                       Technical Policies and Procedures
         Revision Date: April 28, 1998 and supercedes previous Technical
                               Policies/Procedures
                      MATERIAL CONTAINED HEREIN IS CONFIDENTIAL

Provisioning

Provisioning Process
Inventory of National Cards at 40 Norelco


     Request      ---    Initial specification
     Generation          outlined USE TECH F001
                /      Assignment of Project #                       /
                /                  /                                 /
                /        A Formal specification                      /
                /             is created USE                         /
              NO                  /                                  /
                              Returned for                           /
     ACCEPTED?    ---         acceptance                             /
        /    - YES            USE TECH F001                            NO
     Request is
     provisioned  -----------------------------------------------  Accepted?
                                   /
                                                                         - YES
                                              ------------------- Implemenation
                                   /
                         Report completion to
                               Accouting
                                   /
                                  END

Creating PINs

All new PIN requisitions are made via an order form specifying program, program sponsor, authorizing signature, sales representative ID, number of PINs, initial values, feature set, per minute domestic rate, pin expiration date. Sales persons to co-ordinate prior to signing sales agreement with technical staff to apprise them of potential deployment size and scope, expected cut over date, as well as discuss any technical implications of the program.

Developing Custom Programs

All new program requisitions are made via an order form specifying program, program sponsor, authorizing signature, initial call flow and objective as specified by program sponsor. Technical staff will produce a document outlining existing library of applications with zero to minimal development time for customization. This document will also outline technical capabilities of the platform so that sales people can identify custom programs that are within the technical and development capabilities of the organization.

                       Technical Policies and Procedures
         Revision Date: April 28, 1998 and supercedes previous Technical
                               Policies/Procedures
                      MATERIAL CONTAINED HEREIN IS CONFIDENTIAL

Provisioning (continued...)

Technical will review and provide a finalized flowchart with time estimate back to sales representative within a time frame set by the Management Committee. For wholly customized applications Technical should be consulted during the sales process to assess feasibility, additional resources and development timelines.

A return copy with the accepting signature is required prior to start of project.

Custom Voice Prompts

All custom prompts are made via the Change Order Request form specifying program, program sponsor, authorizing signature, sales representative ID, and voice type. Any background music is to be provided by client on audio cassette format with a letter of authorization.

Inventory Management

Via secured web site all current inventory in respect to DNIS, Customer, Application, deployment date and other relevant information will be made available. Technical, support and development staff are to reference this document prior to deployment of new applications to verify inventory and will make a request via an order form to reserve a particular DNIS.


                        Technical Policies and Procedures
         Revision Date: April 28, 1998 and supercedes previous Technical
                               Policies/Procedures
                      MATERIAL CONTAINED HEREIN IS CONFIDENTIAL

Project Tracking


                       Technical Policies and Procedures
         Revision Date: April 28, 1998 and supercedes previous Technical
                               Policies/Procedures
                      MATERIAL CONTAINED HEREIN IS CONFIDENTIAL

Capacity Expansion

Capacity Measurement:

This calculation is made according to the following formula:

# ports / # of active cards is greater than .001 calculated against retail cards in circulation

Critical Capacity:

If the potential inventory of active cards in a 90-day period causes a decrease in the ratio, additional T-1 capacity will be added. However, if the projected inventory is comprised of "breakage enhanced" type product, that inventory will be weighted at 3% of its total. For instance, 10,000 "breakage enhanced" cards is considered to be 300 cards. These 300 cards are then added to the balance of the active inventory projected for that 90-day period.

Consecutive instances of 70% load will result in the immediate deployment of additional T-1s irrespective of the prescribed Capacity Measurement formula.

Customer Services

Each branded phone card will have a TELUS specified toll-free number printed on it as the customer service number. Front line customer service is currently facilitated through a third party service that will assist cardholders in either English or French. Each call is logged by the Customer Service Group and an end-of-day report is faxed to Revere Technical where they are logged.

In the event that the issue is beyond the resolution of the front line CSR, they will immediately patch the caller through to a Revere technician who will either resolve the issue or initiate an escalation procedure as outlined in the Troubleshooting - Escalation Process chart. This Revere Technician is considered second line customer support.

All technical staff will have direct supervisory access to accounts and the switching facility via the Internet. In addition, a front line CSR screen will be developed giving read only access to specific card accounts. Second phase implementation would provision for the third party service to have access to information via the front line CSR screens via the Internet, subject to security access.

The technical staff will rotate on 7X24 basis for support to CSR's. The staff will be directly accessible by cellular phone at all times.

                       Technical Policies and Procedures
         Revision Date: April 28, 1998 and supercedes previous Technical
                               Policies/Procedures
                      MATERIAL CONTAINED HEREIN IS CONFIDENTIAL

Troubleshooting - Escalation Procedure

Troubleshooting - CSR Question Line

The question line followed by the CSR staff will be as follows:

Ask the card user for the error message heard by the customer unless the cardholder is requesting other information or services.

Note:

In all cases, request the Card Program Number, Card Number, what city they are calling from and if they are using a payphone, cell phone or private phone. Record this information with the time and date of the call and send in daily report to Revere.

1. Typically it is a user error of a mis-entered PIN or a busy number. Simply ask the cardholder to make another attempt.

2. If the user requests a recharge, patch the call through to the on-duty technician.

3. If the user says that they call the system and it does not respond (they get dead air), immediately call the on-duty technician. Explain to the user that there may have been an unscheduled maintenance shutdown and to re-attempt the call in 20 minutes.

4. If the user has a credit balance dispute, obtain a phone number where they may be called during business hours and the technicians will investigate and make required corrections.


Technical Staff
Technical Job Description / Skills Required

Switch Technician

Switch technician to have 3 - 5 years networking experience with T-1 protocols, SS7, and ISDN PRI. Switch technician must have experience interfacing between Revere and TELUS. Candidates should be proficient with Microsoft Windows 95 and Windows NT. Consideration will be given to those candidates with some programming experience or those that have a strong analytical and deductive reasoning skill set.

Further, the candidate should have basic sales skills and be able to speak thoughtfully with respect to company sales policies and pricing.

Programmer

Programmer to have minimum 5 years programming experience with Microsoft Visual Basic, Microsoft Visual C++ and Microsoft SQL 6.5. Programmer should have extensive experience with TCP/IP networking, Internet protocols, Windows 95 and Windows NT 4.0, domain management, database schema, referential integrity, stored procedures and SQL92. Programming candidate to have minimum 3 years telephony experience programming in multithreaded environments.

Candidate should have experience with COM, DCOM, Microsoft transaction server and Microsoft Message Queue, Microsoft Internet Information Server version 3.X or higher as well as Active Server Pages. Object oriented development a benefit.

Support Staff

Support staff should have a general understanding of personal computers and Microsoft Windows 95, experience with Windows NT an added benefit. Candidates should be proficient with the Internet included web browsers and e-mail. Support staff should be a self-starter who works well in pressure situations. Strong interpersonal skills a definite must, a candidate must be able to anticipate, intercept and diffuse potential problems and/or customer concerns. Candidates with teaching backgrounds and/or customer service background will be given special consideration.

Reporting

Billing Reporting

Billing reports will be provided via a secure web interface. Reports are DNIS based and may be produced for any period of time with the exception of the current day. Via the web interface, billing reports may be printed directly via the web browser and will be automatically formatted to permit sending directly to the customer. Custom service reps will also be able to call up a client's record via the web browser to view total calls, total minutes, as well as detailed call records.

Daily Logs

Daily logs lagged by one day will be accessible via a secure web client. This client interface will permit log reporting for any period of time, by destination, by time of day or by duration. Customers will be given a pin number that will be referenced against their applications' DNIS to permit entry to the secured site. To ensure a minimal amount of contention to our live databases, concurrent web access to these records will be limited to 500 simultaneous users at any given time with resource pooling on the web server to re-use database resources. Customers will be able to view total calls, total minutes, traffic by destination, and traffic by pin. Most active pin, least active pin, longest call, shortest call, average call, average hang time, ratios of complete/incomplete calls, and inbound/outbound minutes.

Reporting Process

(graphics omitted)

Exhibit B **


(**Represents redacted material made pursuant to a confidential treatment request)

Exhibit C

                          OPPORTUNITY PROPOSAL DOCUMENT

Opportunity number:        (note: each opportunity should have a sequential
                             number)
Date:                      (note: date this document is prepared)
Prepared by:               (note: name and coordinator of the person preparing
                             the document)
Date required:             (note: date at which the response is required)


PROSPECT IDENTIFICATION

1.       Prospect profile:
         Name:
         Address:
         Tel and Fax Numbers:
         Key Contacts:

2.       Type of opportunity:
         Unsolicited proposal (note: provide details e.g. specifications, due date):
         RFP (note: provide details):
         RFI (note: provide details):
         Direct to Market Opportunity:
         Distribution Opportunity:
         Out of Area Opportunity:

3.       Description of the opportunity:

4.       Characteristics:

         Competitors?
         Any partners (i.e. TELUS, Revere or other) on the bidders list? Prospect preference of a supplier? Use/importance of prepaid technology to prospect's business?
         Human resources concerns?
         History?
         Prospect decision making process?

5.       Existing/Prior Relationship with Prospect:
         (High/Medium/Low)

                                   TELUS        Revere            Others               COMPETITOR(S)
  Decision Maker
  Influencers
  Committee Members
  Approver
  Board Members


6.       Prospect's Selection Criteria:
         Please rank (high, medium, low)

         Long  distance  costs  reduction  Marketing  Promotional   Fundraising,
         special event Distribution channels Strategic alliance / partnership Other

7.       Current Prepaid Opportunity & budget:

                                                            Revere             TELUS            Other
Human Resources
         Management Committee
         Technical support
         Prepaid implementation group
         Other participation
Service Bureau Business Function
         Program development / imp.
         Creative concept / design
         Print production
         IVR production / imp.
         Production coordination
         Other
Prepaid  Platform IVR  research /  development
         IVR  programming
         Recording  and mastering
         Platform traffic costs Other
Sales, Marketing and Distribution
         Project management
         Distribution costs
         Retail costs
         Sales costs
         Marketing / advertising costs
         Other
Telecommunications Network
         Network cost
         Other
Consulting Services
         Telecommunications consulting
         Special services
         Other

BUDGET INFORMATION Estimated costs:


8.       Terms and conditions required by prospect:

         Performance guarantees:
         Payment terms:
         Delivery terms:
         Distribution margins:
         Retail margins:
         Exclusive territory:
         Exclusive distribution:
         Exclusive target application:
         Other:

9.       Roles of Co-Marketing Team Members:
         (Based on Competency, Experience, Skills and Capability to Deliver Projects)


                                                    LEAD / PRIME     PARTICIPANT
A.  Business function applications
B.  Network services
C.  Promotional / marketing application
D.  Private label application
E.  Fundraising / special event
F.  Account strategy / planning
G.  Financing
H.  Investment (shared risk/rewards)
I.  Other

10.      Management Committee Information:
         Indicate names/address/telephone numbers/fax numbers of all members on the Team

APPROVAL PROCESS

Opportunity Approved by:                           Rejected by:
         Date:
         Name:
         Title:

Opportunity Approved by:                           Rejected by:
         Date:
         Name:
         Title:

Escalation requested by:
         Date:
         Name:
         Title:

PART B.  PROPOSAL SUBMISSION

1.       Proposal Managers:

From Revere: (note: state name/address/etc.)
From TELUS: (note: state name/address/etc.)

2.       Estimated Support Required:

List the estimated support required in terms of person/days, skills, deadlines for the Management Committee

Members
                                                    LEAD             PARTICIPANT
Marketing support
         Pre-bid
         Bid to decision
         Post decision
Technical / implementation marketing
Total marketing support (in person/days)
Total technical implementation support
(in person/days)

3.       Proposal Summary:

                                                    Current             Proposed
Human Resources
Service Bureau Business Function
Prepaid Platform
Sales Marketing / Distribution
Telecommunication Network
Consulting Services
Other


4. Work plan for key proposal events with dates, list of responsibilities, locations, special resources:

5.       Key proposal responsibilities of Management Committee Members:

6.       Competitive win strategy:

7.       Win probability:

8.       Revenue Forecasting:

9.       Special proposal expenses/cost sharing:

SUMMARY

Lead / Prime (if applicable)
Participant
Other participant
Joint Bid:        Yes or No
                  If no, describe arrangement between the parties

Agreed to:
TELUS                                                       Revere
By:                                                         By:
Title:                                                      Title:
Date:                                                       Date:

                                  SCHEDULE "A"
                                    SERVICES


Service Description

Revere Communications Inc., (hereinafter referred to as Revere) shall provide the following services to TELUS Communications Inc., (hereinafter referred to as TELUS):

1.0 Prepaid Switching Services - Interactive Voice Response (IVR), Computer Telephony Integrated (CTI), and telecommunications switching services where, by a predetermined amount of Prepaid Card Program access, time is provided to the end user's account. The end user may in turn access specific services such as Long Distance Redirect, Live Operator Services and Audiotex. Access time is decremented from the end user's account at a specific rate, as per Prepaid Card Program specifics.

     1.1 Toll Charge Timing - A toll charge will be applied to each call based on a ** incremental Conversational Minute.

     1.2 Toll Charge Rate - A rate to each application will be determined and applied as per Prepaid Card Program specifics.

     1.3 Call Origination - Calls may originate anywhere in continental North America except in areas where such services are prohibited under local jurisdiction.

     1.4 Call Termination - Calls can terminate anywhere in continental North America, except in areas where such services are prohibited under local jurisdiction. Services with terminations outside continental North America can be provided as per Prepaid Card Program specifics.

     1.5 Premium Charges - Any calls resulting in extra charges over and above the established toll charge rate established for the specified Prepaid Card Program. These extra charges are the sole responsibility of the Card Sponsor.

2.0 Live Operator Services - Live Operator Services refers to information delivered to the end consumer through the telephone by live operators.

     2.1 Live Operator Services (Customer Services) - Information delivered by live operators to end customers and/or end users to support prepaid switching services provided as described in Schedule A, Exhibit A per Prepaid Card Program specifics.

3.0 Long Distance Redirect - Long Distance Redirect means the processing of an incoming call in accordance with the information provided from the inbound call and the IVR platform to the identified termination point.


4.0 Audiotex - Audiotex refers to prerecorded audio information or other automated services made available to end-users through the prepaid card program as specified by the Card Sponsor.


(**Represents redacted material made pursuant to a confidential treatment request)

     4.1 Audiotex (System Prompting) - Includes all system voice prompts required to support prepaid calling card programs as described in Schedule A, Section 11.0 and Schedule A, Exhibit B - Voice Prompts / Special Greetings.

5.0 Accounts / PINs Management - For purposes of this document "Account" shall mean Personal Identification Number, or PIN. Each calling card shall be assigned a unique PIN, allowing the end user access to services specific to a Prepaid Card Program, which is accessed via a TELUS assigned phone number.

     5.1 PIN Generation - PINs will be generated by Revere and will be ** in length unless otherwise specified and will have ** randomly generated account identifier numbers. The PIN format shall be:

          **

     5.2 PIN Activations - PINs will be provided in an enabled or disabled format. Disabled PINs may be "individually activated" via Live Operator Customer Service, or an automated merchant activation number. Groups of PINs may be "batch activated" by the Revere technical services department.

     5.3 PIN Deactivations - PINs may be "individually deactivated" via Live Operator Customer Service, or an automated merchant activation number. Groups of PINs may be "batch deactivated" by the Revere technical services department.

     5.4 PIN Modifications - PINs may be modified on an individual basis via Live Operator Customer Service, or merchant activation number. Groups of PINs may be "batch modified" by the Revere technical services department.

     5.5 PIN Expiration Dates - Date the account identifier number is closed by the Prepaid Card Program, or consumption of the prepaid minutes allocated to the PIN, which ever comes first.

          5.5.1 PINs activated for prepaid applications (non-rechargeable) will have a maximum of a one (1) year lifetime.

          5.5.2 All historical account and PIN information will be archived for future reference by Revere for seven (7) years.

     5.6 PIN Security - All PIN database activities are made via secure access requiring the entry of a valid user identification number. Each activity is time and date stamped and each action is logged. PIN


(**Represents redacted material made pursuant to a confidential treatment request)
          database access to make modifications is based on a hierarchy of security levels as set by the Management Committee. Personnel with any access level will be required to pass an approved background security investigation.

                  Security Access Levels

                    Level 1 - Review  Account/PIN Information - no modifications to account (program specific)

                    Level 2 - Review  Account/PIN Information  - edit  balances
                              (program specific)

                    Level 3 - Review Account/PIN  Information  - edit  balances, activations, deactivations (program specific)

                    Level 4 - Review Account/PIN  Information  - edit  balances, activations, deactivations, account/PIN
                              generations (program specific)

                    Level 5 - System Supervisor

6.0 Card Database Management - All PIN related information including time and date of call, termination duration, account modification and other information shall be maintained by Revere in a centralized database system.

     6.1 Program Performance. Data can be analyzed and grouped to provide program performance including, but not limited to: activation ratios; usage specifics; and recharge ratios; profitability; and return on investment ratios.

     6.2 Usage. Usage of each PIN registered to a specific Prepaid Card Program is stored in the IVR database system including activation, recharge dates, amounts, audiotex access and long distance call re-direct functions.

     6.3 Value. The balance on account is identified and maintained in the IVR database system and accessible for customer service, point of sale activation and card recharging activities.

     6.4  Reporting.  Monthly reporting of the information  specified in Section
          6.0 is provided for ongoing Prepaid Card Program management including inbound and outbound call tracking and duration. Additional reporting formats can be structured to the specifications of individual Prepaid Card Programs, including but not limited to specific call blocking related reporting.

7.0 Data Backup - All data will be backed up daily to an off site location. On site data is to be backed up in such a way that any system failure will result in a loss of at most one (1) hour of data.

8.0 Recharge Facilities -Specified card programs will allow capability to add credit to individual accounts via live operator services or an automated merchant activation number as per the Prepaid Card Program.

9.0 Customer Service - Revere Communications will provide customer support to the end users on a 7X24 basis. as described in Exhibit "A".

     9.1 If a user requests information on TELUS products or services, the CSR will log the details of the information request, and the user's name and number. Revere will send these customer requests to TELUS on a daily basis. If a user requests to speak directly with a TELUS representative, the CSR will transfer the user to TELUS at 310-1000 if the CSR is located in Alberta, or 1-800-567-0000 if the CSR is located outside Alberta.

10.0 Technical Support - Revere Communications will monitor switching facilities and provide technical support on a 7X24 basis. Escalation is in accordance to Revere technical policy document TECH-001. as described in Exhibit "A".

11.0 Program Provisioning - Revere will create, develop and modify card programs based on the written specifications provided by the Card Sponsor for each Prepaid Card Program. as described in Exhibit "A" and Exhibit "C" .

12.0     Additional Features

     12.1 Magnetic Stripe Serviceability - Revere Communications will ensure that the switching platform will process calls made via magnetic stripe access using Type B format as specified in Stentor Interface Document ID-00026, item 2.2.2, on or before September 30, 1998.

     12.2 Languages will be provided as specified by the program. Default language will be an English female voice, French female voice, and Japanese female voice.

13.0 Standard System Prompts - All prompts are made via an order form specifying program, program sponsor, authorizing signature, sales representative ID, and voice type. Background music is provided by client on cassette format with letter of authorization. IVR Services include professional recording and script development. as described in Exhibit "B".

14.0 IVR Upgrade - Revere will undergo appropriate upgrades to their IVR platform to support detection of ANI and DNIS as supplied by the TELUS network. If TELUS does not provide ANI and DNIS on a DEA connection, Revere will upgrade its system to use ISDN within six (6) months of Revere's IVR supplier providing the necessary enhancements to the platform. If Revere's IVR supplier cannot provide the necessary enhancements to the platofrm within one (1) year from the Effective Date of this contract, it will be considered a Major Breach on the part of Revere.

15.0 Disaster Recovery - Data is to backed up daily to an off site location. In the event of a disaster rendering the primary access node in operable prepaid, the 1-800 numbers associated with all active TELUS card programs must be re-directed to the off site location within 48 hours.

                                  SCHEDULE "B"
                                  FEE SCHEDULE



For the Services as defined in Schedule A, the Basic IVR access rate of ** per Conversational Minute includes the following items as described below:

(a) Basic Prepaid Switching Services - Toll Charge Timing as defined in Schedule A, Section 1.1

(b) Basic Prepaid Switching Services - Toll Charge Rate as defined in Schedule A, Section 1.2

(c) Basic Prepaid Switching Services - Call Origination as defined in Schedule A, Section 1.3

(d) Basic Prepaid Switching Services - Call Termination as defined in Schedule A, Section 1.4

(e) Basic Prepaid Switching Services - Live Operator Services (Customer Services) as defined in Schedule A, Section 2.1

(f) Basic Prepaid Switching Services - Long Distance Redirect as defined in Schedule A, Section 3.0

(g) Basic Prepaid Switching Services - Audiotex System Prompting as defined in Schedule A, Section 4.1

(h) Account PIN Management as defined in Schedule A, Section 5.0 including PIN Generation as defined in Schedule A, Section 5.1; PIN Activations as defined in Schedule A, Section 5.2; PIN Deactivations as defined in Schedule A, Section 5.3; PIN Modifications as defined in Schedule A,
     Section 5.4; PIN Expiration Dates as defined in Schedule A, Section 5.5; and PIN Security as defined in Schedule A, Section 5.6.

(i) Card Database Management as defined in Schedule A, Section 6.0 including Program Performance as described in Schedule A, Section 6.1; Usage as described in Schedule A, Section 6.2; Value as described in Schedule A,
     Section 6.3; and Reporting as described in Schedule A, Section 6.4.

(j)  Data Backup as described in Schedule A, Section 7.0.

(k)  Customer Service as described in Schedule A, Section 9.0.

(l)  Technical Support Service as defined in Schedule A, Section 10.0.

(m)  Magnetic Stripe Servicability as defined in Schedule A, Section 12.1.

(n)  Fraud  Control as defined  in  Schedule  A,  Exhibit B,  `Blocking  Certain
     Callers'.

(o) Languages as defined in Schedule A, Section 12.2.

(p) Standard System Prompts as defined in Schedule A, Section 13.0.

For the following components of the Service as defined in Schedule A, TELUS shall pay Revere as follows:

1.0  Enhanced Prepaid Switching Services - Live Operator Services:


(**Represents redacted material made pursuant to a confidential treatment request)

     1.1 Live Operator Services beyond that provided for in Schedule A, Exhibit A are billed as per Prepaid Card Program specifications.


2.0  Enhanced Prepaid Switching Services - Audiotex:

     2.1  Custom Audiotex  applications  beyond that provided for in Schedule A,
          Section 4.1, are billed as per Prepaid Card Program specifications.


3.0  Account / PIN Management

     3.1 Applicable service charges for custom PIN Generation, Activation and Deactivation beyond that described in Schedule A, Section 5.0 and Schedule A, Exhibit B will be billed as per Prepaid Card Program specifications.

4.0  Card Database Management

     4.1  Custom reporting  applications beyond that provided for in Schedule A,
          Section 6.0 and Schedule A, Exhibit B, are billed at a development cost of ** plus a one time setup fee of **

5.0 Scripting and Prompting services beyond that provided for in Schedule A, Exhibit B are billed at **.

6.0 Custom Programming services beyond that provided for in Schedule A, Exhibit B, are billed at **.

7.0 Technical Support services, beyond that provided for in Schedule A, Exhibit A, are billed at **.

8.0 Customer Service Bureau Applications beyond that provided for in Schedule A, Exhibit B are billed on a per project basis as per Prepaid Card Program specifications including a setup fee of ** with access billed at
     **.

9.0 Other Chargeable Items - for any chargeable items not identified in this Schedule, TELUS and Revere shall agree on a price prior to the provision of the Service to which the chargeable item applies.


(**Represents redacted material made pursuant to a confidential treatment request)

                                  SCHEDULE "C"
                              INVOICING AND PAYMENT


1.0 Revere will provide an electronic billing and call detail report in a format to be approved by TELUS.

2.0 Revere will invoice TELUS monthly for charges in accordance with the fees outlined in Schedule "B" incurred for each assigned toll line / Prepaid Card Programs and for additional charges, if applicable, as per Prepaid Card Program specifics.

3.0 Billing cut-off period is on the on the same day of each month as TELUS' billing cut-off period for Revere, with the invoicing sent by the 5th day of the following month unless otherwise specified on a per Prepaid Card Program basis.

4.0 All non-disputed IVR charges invoiced to TELUS by Revere, shall be due and payable to Revere thirty (30) days after receipt of the invoice by TELUS.

5.0  All invoices shall be sent to the following address:

         TELUS Communications Inc.
         Card Services
         Floor 9
         10020 Jasper Avenue
         Calgary, Alberta  T2J 0N5

         Attention: Vice President - Card, Operator & Payphone Services
         Facsimile: (403) 493-4687

6.0  All payment shall be made to Revere Communications Inc.

                           Revere Communications Inc.
                           Suite 1122 - 1160 4th Street SW
                           Calgary, Alberta T2R 1M1
                           Attention: Accounting

7.0 All billing discrepancies shall be reviewed by both TELUS and Revere and resolution of said discrepancies will be mutually agreed upon. All billing adjustments shall be reflected within the following billing cycle.

8.0 Billing detail will be collected by Revere in such a way that no billing records are copied over from month to month such that reports do not include any calls from the previous billing period.

                                   SCHEDULE D
                         SERVICE LEVELS AND MEASUREMENT


1.0  Purpose and Intent

     1.1 The Purpose of this Schedule D is to define the monthly reports and the performance levels associated for the Services provided by this contract.

2.0  Services

     2.1 Acceptable performance, or Service Levels, are defined for the following services.

         2.1.1 IVR Service - the service level standard is 100% Service Availability, defined as continuous 7 X 24 operation of all aspects of the service, except as indicated otherwise in this agreement. A planned service outage of four (4) hours maximum per month can be requested by Revere at management committee meetings. The incoming and outgoing trunk groups to the IVR platform must be P.01 grade of service.

         2.1.2 Customer Service - Revere will provide for end user customer support on a 7 X 24 basis. Acceptable performance is when 85% of the calls are answered within (20) seconds from the first ring as measured daily. Any customer troubles will be resolved as per Schedule A, Exhibit A.

         2.1.3 Monthly Reports - all reports (as specified in Schedule A, section 6.1) required to track program performance, card usage, and system and service level performance must be made available by the fifth (5th) working day of each month except as indicated otherwise in this agreement.

         2.1.4 New Campaign - new campaigns or updates to services must be implemented on the date agreed to on the Change Order Request form specified in Schedule F. The system must be scaleable to enable growth to 2500 busy hour call attempts and necessary data storage capacity to enable addition of new programs within fifteen (15) business days. Revere will provide a report listing new campaigns introduced that month including the requested and actual implementation date.

         2.1.5 Accurate Pricing - call pricing must be as per agreed to on the Change Order Request form specified in Schedule F.

         2.1.6 System  Data  -  all  system  data   required  to  track  program
               performance, usage, and system performance and service levels must be archived for 7 years. All system data is to be Year 2000 compliant in that no changes to TELUS Systems will be required to handle year and date data resulting from the transition to a four
               (4) digit year.

         2.1.7 Technical Support - Technical support must be available to Customer Service Representatives on a 7 X 24 basis. Technical support processes and capabilities are as per Schedule A, Exhibit A.


3.0  Management and Reporting of Service Outages

     3.1 It is the responsibility of Revere to produce monthly reports detailing service performance meeting the criteria specified in
          Article 2.0 of this schedule.

     3.2 It is the responsibility of Revere to detect and react to unplanned service outages to meet service levels as specified in Article 2.0 and to avoid penalty as specified in Schedule "E".

     3.3 Revere will report the number of unplanned outages and the total elapsed time of the outages on a monthly basis. Revere will notify, within 15 minutes of confirming a service outage, the people on the designated contact list (in order of priority) regarding any unplanned service outage. A post mortem will be sent to the e-mail addresses on the contact list via the Internet within two (2) business days detailing the service outage. The unplanned outage will then be reviewed at the next monthly management team meeting to determine corrective action required, if any, to prevent similar outages in the future.

     3.4 Revere will provide a transfer of raw data by the fifth (5th) business day of every month. This data will be complete and accurate and will contain the following detail:


              3.4.1 IVR Service Availability - By September 30, 1998, Revere is to provide an automated software task acceptable to TELUS, that monitors the IVR and reports service outages. Suggested methods include:

               a)   an   independent   software   task  that  monitors  the  IVR
                    application and sends an e-mail when this task fails or is unavailable;

               b) an independent, or integrated monitoring task, that detects errors logged by the IVR application to the Microsoft NT event log; or

               c) establishment of an auto dialer that calls into the IVR and detects answer.

               3.4.2Customer Service - Revere will include in any contracts with their Customer Service supplier a requirement to measure and report (on a monthly basis) the following for each in-coming call: the answer time of each incoming call in seconds, the category of service provided (customer dialing error, card balance, etc), an indication if technical support was called in to respond to the customer and the amount of time the technician took to respond. The report should also include any information on the follow-up, if and how the customer trouble was resolved, whether the resolution was to the customer's satisfaction and any customer comments.

                                   SCHEDULE E
                              SERVICE LEVEL CREDITS


1.0  Purpose and Intent

     1.1 The Purpose of this Schedule "E" is to provide TELUS with a recourse in the event that the Service Levels defined in Schedule "D" are not met.

     1.2 The intent of this Schedule "E" is to ensure there is incentive to meet the required Service Levels. If there are circumstances where planned activities add an unusually high risk that Service Levels will not be met, Revere will consult with TELUS in advance. In all cases, the rationale for a course of action which intentionally or potentially deviates from the required Service Levels must be documented and forwarded to TELUS at the earliest opportunity. TELUS, at its sole option, may elect to apply any or all of the Credit Points calculated monthly, as per Article 3 of this Schedule.

     1.3 If, due to the occurrence of an event that is a Force Majeure, referred to in Article 14.3 of the main body of the Agreement, any Service Level drops below a Service Availability threshold, the Credit Points will be adjusted to eliminate the effect of the Force Majeure.

     1.4 TELUS' remedies for any failure by the Supplier to meet Service Levels shall be limited to those remedies expressly provided by this agreement.

     1.5 If Service Levels are at an unacceptable level, a Major Breach will be deemed to have occurred. A mandatory review is required by the management committee with a documented action plan to be provided by Revere to resolve service problems on a prompt basis as agreed to by the management committee.


2.0 Service Level Credits

     2.1 Credit Points assessed when Service Levels deviate against expected performance as defined in Schedule "D" are set out in the following table and shall be used in calculating total Service Level Credits below in Section 3. The formula for calculation of IVR Service Availability is as defined in the Definitions in Article 1 of the main body of this agreement.

          Service            Service Availability         Credit Points

          IVR Service             100%                               0
                                  99.9 - 99.8                        5
                                  99.8 - 99.7                       10
                                  99.7 - 99.6                       15
                                  99.6 - 99.5                       20
                                  below 99.5                        30

          Planned Outage          1min - 2 hours                    10
          exceeding  hours        2 - 5 hours                       15
          allowed interval        5 - 8 hours                       20
                                  More than 8 hours                 30

          Customer Service        Less than 85% of calls
          (Measured Daily)        answered within 20 seconds on
                                  any one day                        5

          Monthly Reports         Reports not available by the
                                  5th business day of each
                                  month or not in the agreed
                                  to format                          10

          New Campaign            late from agreed implementation
                                  date
                                       1- 6  days                    15
                                       7 or more days                30

          Call  Pricing           Call Pricing not per as agreed
                                  for Prepaid Card Program           30

          System Data             System Data lost or deleted        30

          Technical Support       Technical Support not available
                                  7 days a week, 24 hours
                                  per day                            15


3.0      Calculation of Service Level Credits

     3.1 Where there is a failure to meet one or more of the Service Availability measures outlined in article 2.1 of this schedule the number of points specified under the heading Credit Points, will be totaled and assessed on a monthly basis.

     3.2 IVR Service Availability will be calculated each month but averaged with the previous month's IVR Service Availability. If there is no data available for the previous month the current month data will be used with no averaging applied. Planned Service Outages are not included in the calculation of IVR service outages.

     3.3 TELUS will reduce the next monthly payment for IVR services according to the following table:

         Total credit points from the      Service level credits percent
         current month's data              reduction of next month's billed
                                           services

         5 points                          0
         10 points                         2
         15 points                         4
         20 points                         6
         25 points                         8
         30 or more points                 10

4.0  Notice of Service Level Credits

     4.1 Following the end of the data month, a committee consisting of representatives from Revere and TELUS will review the Service Levels and any applicable service level credits will be included in the minutes of this review meeting. If for any reason this meeting is delayed service level credits can be retroactively applied.

                                  SCHEDULE "F"
                              CHANGE ORDER PROCESS


1.0 TELUS may initiate the change order process by utilizing the Change Order Request ("COR") form. A TELUS initiated COR shall be in the form of Exhibit 1 to this Schedule.

2.0 Revere will respond to the COR within fifteen (15) Business Days after receipt thereof using a change order proposal ("COP") form, in the form of
     Exhibit 2 to this Schedule, identifying the scope of the proposed solution, expected delivery time frame, implementation approach, and the price implications, if any. If, in the opinion of Revere, a COR could be implemented in a more cost effective manner than that described in the COR , Revere shall advise TELUS in writing of its recommendations and shall, if requested by TELUS, prepare a COP which reflects its recommendations.

3.0 TELUS will respond within fifteen (15) Business Days indicating acceptance by signing the COP or, by written communication, indicate either rejection of the COP or propose alternatives.

4.0 If TELUS has proposed alternatives, Revere shall submit an updated COP within fifteen (15) Business Days of such proposed alternatives and the process set out in clause 3.0 of this Schedule shall again be applied.

5.0 If Revere wishes to initiate a change to the Service, it shall use the COP. The procedure set out in clause 3 of this Schedule shall then be applied. The COP shall contain all required technical and financial information for Revere to assess the proposal.

                                    Exhibit 1

Change Order Request

         To:               Revere Communications Inc.

         From:             TELUS Communications Inc.

         Re:               IVR Platform Service Agreement (the "Agreement").

                  Change Order Request Number ____________

         The Change Order Request forms part of and is subject to the terms and conditions in the Agreement.

         1.       Statement of Objective

         2.       Description of Expected Service Change.

         3.       Expected Effect on Existing Systems/Applications.

         4.       Delivery Schedule.

         5.       Ancillary Agreements Anticipated.

         6.       Expected Impact on Price.




         TELUS Communications Inc.

         Per: _____________________________


         ---------------------------------
         Name (Type or Print)

         ---------------------------------
         Title

         ---------------------------------
         Date

                                    Exhibit 2

                              Change Order Proposal


To:      TELUS Communications Inc.

From:    Revere Communications Inc.

Re:      IVR Platform Service Agreement (the Agreement").

-----------------------------------------------------------------
Change Order Proposal Number ________ Response to Change Order Request
 Number ________

The Change Order Request forms part of and is subject to the terms and conditions in the Agreement.

1.       Description of Service Change.

3.       Effect on Existing Systems/Applications.

4.       Delivery Schedule.

5.       Ancillary Agreements Anticipated.

6.       Price and Effective Date.


Revere Communications Inc.                  TELUS Communications Inc.


Per: __________________________     Per:_____________________________


------------------------------      ---------------------------------
Name (Type or Print)                                 Name (Type or Print)

------------------------------      ---------------------------------
Title                                                         Title

------------------------------      ---------------------------------
Date                                                          Date